UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 12, 2012

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.                Entry into a Material Definitive Agreement.

Convertible Senior Notes due 2032

On April 12, 2012, Micron Technology, Inc., a Delaware corporation (“Micron”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities, LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $480.0 million aggregate principal amount of 2.375% Convertible Senior Notes due 2032 (the “2032C Notes”) and $390.0 million aggregate principal amount of 3.125% Convertible Senior Notes due 2032 (the “2032D Notes” and together with the 2032C Notes, the “Notes”) in the United States and Canada to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, Micron granted the Initial Purchasers an option to purchase up to an additional $70.0 million aggregate principal amount of 2032C Notes and up to an additional $60.0 million aggregate principal amount of 2032D Notes on the same terms and conditions to cover over-allotments, if any.  On April 17, 2012, the Representatives exercised this option in full.  Micron estimates that the net proceeds from the offering, including the exercise of the Initial Purchasers’ option to purchase the additional Notes, will be approximately $979 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses. The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

On April 18, 2012, Micron entered into an indenture with U.S. Bank National Association, as trustee (the “Trustee”), relating to the 2032C Notes (the “2032C Indenture”) and an indenture with the Trustee, relating to the 2032D Notes (the “2032D Indenture” and together with the 2032C Indenture, the “Indentures”). The 2032C Indenture and the form of global note for the 2032C Notes are filed as Exhibits 4.1 and 4.2, respectively, and the 2032D Indenture and the form of global note for the 2032D Notes are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K.  The 2032C Notes bear interest at a rate of 2.375% per year on the principal amount and the 2032D Notes bear interest at a rate of 3.125% per year on the principal amount, in each case accruing from April 18, 2012. Interest is payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on November 1, 2012. The Notes will mature on May 1, 2032, subject to earlier conversion, redemption or repurchase.

The initial conversion rate for the 2032C Notes is 103.8907 shares of Micron’s common stock, par value $0.10 per share (“Common Stock”), per $1,000 principal amount of 2032C Notes. This is equivalent to an initial conversion price of approximately $9.63 per share of Common Stock. The initial conversion rate for the 2032D Notes is 100.1803 shares of Common Stock per $1,000 principal amount of 2032D Notes. This is equivalent to an initial conversion price of approximately $9.98 per share of Common Stock. Holders may surrender their Notes for conversion prior to the close of business on the business day immediately preceding the maturity date for the Notes only under the following circumstances: (1) if the Notes are called for redemption; (2) during any calendar quarter commencing at any time after May 31, 2012, and only during such calendar quarter, if the closing price of Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the then applicable conversion price for the Notes per share of Common Stock, which is $1,000 divided by the then applicable conversion rate of the Notes; (3) during the five business days immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of Common Stock and the then applicable conversion rate of the Notes; (4) if specified distributions to holders of Common Stock are made or specified corporate events occur; or (5) at any time on or after February 1, 2032.

Upon conversion, Micron will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at Micron’s option, in each case based on a daily conversion value calculated on a proportionate basis for each trading day in the 20 trading-day observation period.

If a holder elects to convert its Notes in connection with a make-whole change in control, as defined in the Indentures, Micron will, in certain circumstances, pay a make-whole premium by increasing the conversion rate for the Notes converted in connection with such make-whole change in control. Micron may not redeem the 2032C Notes prior to May 1, 2016 and may not redeem the 2032D Notes prior to May 1, 2017. On or after May 1, 2016, in the case of the 2032C Notes, and on or after May 1, 2017, in the case of the 2032D Notes, Micron may redeem for cash all or part of the Notes if the volume weighted average price of Common Stock has been at least 130% of the conversion price then in effect for such series of notes for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the date on which Micron provides notice of redemption.  The redemption price will be equal to the sum of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date.  If Micron redeems the Notes prior to May 4, 2019, in the case of the 2032C Notes, or prior to May 4, 2021, in the case of the 2032D Notes, Micron will also make a “make-whole premium” payment in cash equal to the present value of all remaining scheduled payments of interest on the Notes to be redeemed through May 4, 2019, in the case of the 2032C Notes, or through May 4, 2021, in the case of the 2032D Notes.  The present value of the remaining interest payments will be computed using a discount rate equal to 150 basis points.  On or after May 4, 2019, in the case of the 2032C Notes, and on or after May 4, 2021, in the case of the 2032D Notes, Micron may redeem for cash all or part of the Notes at a redemption price equal to the sum of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.

On May 1, 2019, with respect to the 2032C Notes, and on May 1, 2021, with respect to the 2032D Notes, the holders may require Micron to repurchase all or a portion of their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, including any additional interest, to, but excluding, the repurchase date.  Upon a change in control or a termination of trading, as defined in the Indenture, the holders may require Micron to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes are Micron’s general, unsecured obligations and are effectively subordinated to all of Micron’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all liabilities of Micron’s subsidiaries, including trade payables. The Indentures do not limit the amount of indebtedness that Micron or any of its subsidiaries may incur.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of each series of Notes under the applicable Indenture:

•                  Micron’s failure to pay when due the principal amount or repurchase price with respect to any of the Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•                  Micron’s failure to pay interest on any of the Notes for 30 days after the date when due;

•                  Micron’s failure to give timely notice of a termination of trading, a change in control or a make-whole change in control (each as defined in the Indentures) that does not constitute a change in control, which continues for a period of three business days;

•                  Micron’s failure to comply with its obligation to convert the Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock upon exercise of a holder’s conversion right;

•                  Micron’s failure to perform or observe any other covenants or agreement under the Notes or the applicable Indenture governing the Notes and Micron fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure by the Trustee or by holders of not less than 25% in aggregate principal amount of notes of the applicable series then outstanding;

•                  Micron’s failure to pay at maturity any debt (as defined in the Indentures) in a principal amount in excess of $100 million, or a default by Micron under any debt that results in acceleration of such debt in a principal amount in excess of $100 million, and such acceleration has not been rescinded or annulled within 30 days; and

•                  Certain events of bankruptcy, insolvency or reorganization with respect to Micron or any significant subsidiary.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Purchase Agreement and Indentures, each of which are included as exhibits hereto and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on April 12, 2012, Micron also entered into capped call transactions with Deutsche Bank AG, JPMorgan Chase Bank and Goldman, Sachs & Co. (the “Initial Capped Calls”). The Initial Capped Calls each have initial strike prices of either approximately $9.80 per share or approximately $10.16 per share, in each case subject to certain adjustments.  The Initial Capped Calls have cap prices that range from approximately $14.26 to $16.04 per share. The Initial Capped Calls cover, subject to anti-dilution adjustments, approximately 87.2 million shares of Common Stock.  In connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, on April 18, 2012 Micron entered into additional capped call transactions with BNP Paribas (the “Additional Capped Calls” and together with the Initial Capped Calls, the “Capped Calls”).  The Additional Capped Calls have initial strike prices of either approximately $9.80 per share or approximately $10.16 per share, in each case subject to certain adjustments.  The Additional Capped Calls have cap prices that range from approximately $14.26 to $16.04 per share.  The Additional Capped Calls cover, subject to anti-dilution adjustments, approximately 13.5 million shares of Common Stock. The Capped Calls are intended to reduce the potential dilution upon conversion of the Notes. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Calls, exceeds the applicable cap price of the Capped Calls, there would be dilution to the extent that the then market value per share of the Common Stock exceeds the cap price.  Additionally, to the extent that the market value per share of Common Stock exceeds the conversion price of the Notes but does not exceed the strike price of the Capped Calls, Micron will not be entitled to receive any shares of Common Stock under the Capped Calls.  Micron paid approximately $103 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The expiration dates of the Capped Calls range from four to six years.  The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting Micron, including a merger event; tender offer; and a nationalization, insolvency or delisting involving Micron.  In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to a termination of the Capped Calls, including changes in law; insolvency filings and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is included as an exhibit hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Notes and Indentures described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Micron issued $1,000.0 million aggregate principal amount of Notes to the Initial Purchasers on April 18, 2012 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

Micron offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Micron relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into cash and shares of Common Stock, if any, as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Purchase Agreement, dated as of April 12, 2012, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities, LLC, as representatives of the initial purchasers
4.1	Indenture, dated as of April 18, 2012, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee for 2.375% Convertible Senior Notes due 2032
4.2	Form of 2032C Note (included in Exhibit 4.1)
4.3	Indenture, dated as of April 18, 2012, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee for 3.125% Convertible Senior Notes due 2032
4.4	Form of 2032D Note (included in Exhibit 4.3)
10.1	Form of Capped Call Confirmation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: April 18, 2012	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 12, 2012

Exhibit No.	Description
1.1	Purchase Agreement, dated as of April 12, 2012, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities, LLC, as representatives of the initial purchasers
4.1	Indenture, dated as of April 18, 2012, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee
4.2	Form of 2032C Note (included in Exhibit 4.1)
4.3	Indenture, dated as of April 18, 2012, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee
4.4	Form of 2032D Note (included in Exhibit 4.3)
10.1	Form of Capped Call Confirmation